UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 13, 2018 (April 11, 2018)

NEW MEDIA INVESTMENT GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001- 36097	38-3910250
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas, 45th Floor
New York, NY 10105
 (Address of principal executive offices)

(212) 479-3160
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As previously disclosed, on April 5, 2018, New Media Investment Group Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) among the Company, Credit Suisse Securities (USA) LLC (“Credit Suisse”) and Morgan Stanley & Co. LLC (together with Credit Suisse, the “Underwriters”), pursuant to which the Company agreed to sell 6,000,000 shares of the Company’s common stock, par value $0.01 per share, to the Underwriters. In connection with the offering, the Company granted the Underwriter a 30 day option to purchase up to an additional 900,000 shares of its common stock.

On April 11, 2018, the Underwriters notified the Company that they have elected to exercise their option to purchase the additional 900,000 shares in full (the “Option Shares”). The offering of the Option Shares closed on April 13, 2018.

A copy of the legal opinion and consent of Cleary Gottlieb Steen & Hamilton LLP relating to the Option Shares is attached as Exhibit 5.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP.
23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Media Investment Group Inc.

Date: April 13, 2018	By:	/s/ Michael E. Reed
Michael E. Reed
Chief Executive Officer